EXECUTION COPY

AGREEMENT dated as of April 29, 2014 (this “Agreement”), among RCS Capital Management, LLC, a Delaware limited liability company (“RCS Capital Management”), RCS Capital Corporation, a Delaware corporation (“Pubco”), and the individuals identified as “New Members” on the signature pages hereto (collectively, the “New Members”).

WHEREAS, on February 11, 2014, Pubco and RCS Capital Management entered into (i) a Limited Liability Company Agreement of RCS Capital Holdings, LLC, a Delaware limited liability company (the “Holdco LLC Agreement”), pursuant to which, among other things, Pubco and RCS Capital Management were admitted as the members of Holdco, and (ii) an Amended and Restated RCS Capital Corporation 2013 Multi-Year Outperformance Agreement (as amended, the “OPP Agreement”) with the other parties identified therein and party thereto, pursuant to which, among other things, RCS Capital Management was issued certain LTIP Units of Holdco (as defined in the Holdco LLC Agreement).

WHEREAS, prior to the execution of this Agreement, in accordance with the terms of the OPP Agreement as amended by Amendment No. 1 to the OPP, dated as of April 28, 2014, the Board of Directors of Pubco determined that (i) 310,947 Award LTIP Units issued to RCS Capital Management under, and as defined in, the OPP Agreement, were earned as of April 28, 2014 (the “Valuation Date”), and (ii) the remainder of the Award LTIP Units issued to RCS Capital Management under the OPP Agreement were forfeited as of the Valuation Date.

WHEREAS, after giving effect to the transactions described in the preceding recital, (i) Pubco owns 26,499,999 Class A Units of Holdco, and (ii) RCS Capital Management owns 310,947 LTIP Units.

WHEREAS, RCS Capital Management desires to distribute, transfer and assign all 310,947 LTIP Units it holds in Holdco to the New Members; the New Members desire to become members of Holdco and parties to the Holdco LLC Agreement; and Pubco desires to consent to the aforesaid distribution, transfer and assignment of the LTIP Units and the admission of the New Members as members of Holdco, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Distribution, Transfer and Assignment of LTIP Units. Effective as of the date of this Agreement, RCS Capital Management hereby distributes, transfers and assigns to each New Member that number of LTIP Units as set forth opposite the name of such New Member on Schedule A attached hereto.

2.       Joinder. Effective as of the date of this Agreement, each New Member hereby agrees to become a party to the Holdco LLC Agreement, and for all purposes of the Holdco LLC Agreement, such New Member shall be included within the terms “Members” and “LTIP Unitholders” (each as defined in the Holdco LLC Agreement). Each New Member shall be bound by the terms of the Holdco LLC Agreement to the same extent and in the same manner as if it were an original signatory thereto.

3.       Consent and Waiver. Effective as of the date of this Agreement, Pubco hereby (a) consents to the distribution, transfer and assignment of the LTIP Units to the New Members pursuant to Section 1 and the admission of the New Members as members of Holdco under the Holdco LLC Agreement, and (b) waives any and all rights granted to it or to which it is otherwise entitled pursuant to the Holdco LLC Agreement in respect of such distribution, transfer, assignment and admission.

4.       Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

5.       Counterparts; Amendment. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in two or more counterparts by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

6.       Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

7.       Assignment; Binding Effect. No party may assign this Agreement or any right or interest, or delegate any of its duties or obligations, hereunder without the prior written consent of the other parties hereto. This Agreement is binding upon, and shall inure to the benefit of and is enforceable by, the parties hereto and their respective successors, permitted assigns and personal representatives.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

RCS CAPITAL MANAGEMENT, LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager

RCS CAPITAL CORPORATION

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager

NEW MEMBERS:

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch

By:	/s/ William M. Kahane
Name: William M. Kahane

By:	/s/ Nicholas S. Schorsch
Name: Shelley D. Schorsch, by Nicholas S. Schorsch, Attorney in Fact

By:	/s/ Peter M. Budko
Name: Peter M. Budko

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.

By:	/s/ Brian S. Block
Name: Brian S. Block

Signature page to Agreement